UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 26, 2008

METALS USA HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-146181	20-3779274
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Riverway, Suite 1100 Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (713) 965-0990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 26, 2008, Metals USA Holdings Corp. (the “Company”) made a permitted election under the indenture governing its $300 million Senior Floating Rate Toggle Notes due 2012 (the “Notes”) to pay all interest under the Notes that is due on January 1, 2009, for the interest period beginning on October 1, 2008, and ending on December 31, 2008, entirely in kind (“PIK Interest”). The Company must make an election regarding whether subsequent interest payments will be made entirely in cash, entirely through PIK Interest or 50% in cash and 50% in PIK Interest not later than the start of the applicable interest period. In the absence of such an election for any interest period, interest on the Notes will be payable according to the election for the previous interest period. As a result, the entirely PIK Interest election is now the default election for future interest periods unless the Company elects otherwise not later than the commencement of an interest period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

METALS USA HOLDINGS CORP.

Date: September 26, 2008	/s/ John A. Hageman
	Name:	John A. Hageman
	Title:	Senior Vice President and Chief Legal Officer